                                                                      Exhibit 23



                     Consent of Independent Accountants


We herby consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-44219), Form S-8 (File No. 333-50063), and Form S-8 (File No. 333-51068) of Conectiv of our report dated February 8, 2002, relating to the financial statements and financial statement schedules, which appear in this Form 10-K.




/s/ PricewaterhouseCoopers LLP
-------------------------------------------
PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
March 19, 2002